FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of December 15, 1995, is entered into by and among OPTICAL COATING LABORATORY, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement
(collectively, the "Banks").

RECITALS

     A. The Company, Bank of America National Trust and Savings Association as a Bank, and Bank of America National Trust and Savings Association, as letter of credit issuing bank and Agent are parties to a Credit Agreement dated as of May 24, 1995 (the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company.

     B. Bank of America National Trust and Savings Association as Assignor and Creditanstalt Corporate Finance, Inc. as Assignee entered into an Assignment and Acceptance Agreement dated as of July 10, 1995 pursuant to which the Assignee acquired a 33.333333333% interest in the Assignor's rights and obligations under the Credit Agreement and became a "Bank" under the Credit Agreement.

     B. The Company has requested that the Banks agree to certain amendments of the Credit Agreement.

     C. The Banks are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.  Amendments to Credit Agreement.

          (a) Section 8.06(g) of the Credit Agreement shall be amended in its entirety to provide as follows:

               "(g) In addition to the Indebtedness existing on the Closing Date and set forth in Schedule 8.06:

               "(1) Unsecured Indebtedness incurred by the Subsidiaries (other than Flex Products) of the Company (this Indebtedness may be guaranteed by the Company) not to exceed at any one time an aggregate principal amount of $5,000,000 (utilized and unutilized);
               "(2) Indebtedness incurred by Flex Products (including Indebtedness to SICPA Holding, S.A. and the Company) not to exceed at any one time an aggregate principal amount of $25,000,000 (utilized and unutilized); of which up to $15,000,000 (utilized and unutilized) may be extended by third parties in the form of credit extensions not included in subsection (j) of this Section. Indebtedness incurred by Flex Products to third parties shall not be guaranteed by the Company;"

          (b) Section 8.11(d) of the Credit Agreement is amended in its entirety to provide as follows:

          "(d) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; Provided that the aggregate amount of all such capital leases shall not exceed $15,000,000."

     3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. Effective Date. This Amendment will become effective as of December 15, 1995 (the "Effective Date"), provided that on or before such date, the Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

     6.  Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.


          IN WITNESS WHEREOF, the parties hereto have executed


and delivered this Amendment as of the date first above written.


                            OPTICAL COATING LABORATORY, INC.



                            By:    /s/JOHN M. MARKOVICH
                            Name:  John M. Markovich
                            Title: V.P. Finance and CFO


                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            as Agent


                            By:     /s/IVO BAKOVIC
                            Name:  Ivo Bakovic
                            Title: Vice President


                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            as Issuing Bank


                            By:    /s/RICHARD E. BRYSON
                            Name:  Richard E. Bryson
                            Title: Vice President


                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION, as a Bank


                            By:    /s/RICHARD E. BRYSON
                            Name:  Richard E. Bryson
                            Title: Vice President


                            CREDITANSTALT CORPORATE FIANCE,


                            By:    /s/PATRICK ROUNDS
                            Name:  Patrick Rounds
                            Title: Vice President


                            By:    /s/DENNIS O'DOWD
                            Name:  Dennis O'Dowd
                            Title: Chief Executive Officer